UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant   ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UNIVAR Solutions INC.

(Name of Registrant as Specified In Its Charter)

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Explanatory Note

This Amendment No. 1 to Schedule 14A (this “Amendment”) is being filed solely to correct an error in the Definitive Proxy Statement filed by Univar Solutions Inc. (“Univar Solutions”) with the Securities and Exchange Commission on March 25, 2020 (the “Proxy Statement”). Due to a clerical error, the cumulative total return of the S&P 500 and the cumulative total return on Univar Solutions common stock shown on the chart in the section titled “2019 Pay and Performance Alignment” on Page 50 of the Proxy Statement were inadvertently switched. All other items of the Proxy Statement are incorporated herein by reference without changes.

Except as specifically discussed in this Explanatory Note, this Amendment does not otherwise modify or update any other disclosures presented in the Proxy Statement. In addition, this Amendment does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

CHANGE TO PROXY STATEMENT

The chart shown in the section titled “2019 Pay and Performance Alignment” on Page 50 of the Proxy Statement is deleted in its entirety and replaced with the following:

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 7, 2020:

This change to the Proxy Statement in this Amendment No. 1 has been incorporated into the Notice of the Annual Meeting of Stockholders and the Proxy Statement which are available on the internet at www.univarsolutions.com/investors or at www.proxypush.com/UNVR.